Exhibit 99.6

PROXY CARD

PONO CAPITAL CORP.

643 Ilalo St. #102

Honolulu, HI 96813

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PONO CAPITAL CORP.

The undersigned appoints Dustin Shindo and Trisha Nomura as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of Class A common stock, par value $0.000001 per share and Class B common stock, par value $0.000001 per share (collectively, the “Common Stock”) of Pono Capital Corp. (“Pono”) held of record by the undersigned on January 5, 2023 at the Special Meeting of Stockholders to be held on January 27, 2023, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of this proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 BELOW.

(1)	Business Combination Proposal — To approve and adopt the Agreement and Plan of Merger, dated as of September 7, 2022 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Pono, Pono Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pono (“Merger Sub”), AERWINS Technologies Inc., a Delaware corporation (“AERWINS”), Mehana Equity LLC, in its capacity as the representative of the stockholders of Pono, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS, and approve the transactions contemplated thereby, including the merger of Merger Sub with and into AERWINS, with AERWINS continuing as the surviving corporation and as a wholly-owned subsidiary of Pono (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(2-4)	Charter Amendment Proposals — to approve separate proposals to amend Pono’s Charter to adopt certain material changes that will take effect upon the consummation of the Business Combination (the “Amended Charter”), for the following amendments:

(2) To change the name of Pono to “AERWINS Technologies Inc.”

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3) To remove and change certain provisions in the Pono Charter related to Pono’s status as a special purpose acquisition company, including but not limited to the deletion of Article IX of the Pono Charter in its entirety.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(4) Conditioned upon the approval of Proposals 2 and 3, to approve the proposed Amended Charter in the form attached as Annex B to the proxy statement/prospectus, which includes the approval of all other changes in the proposed Amended Charter in connection with replacing the existing Pono Charter with the proposed Amended Charter as of the Effective Time.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)

Director Election Proposal — To consider and vote upon a proposal to elect five (5) directors to serve staggered terms on the board of directors of Pono effective from the consummation of the Business Combination until the 2023, 2024 and 2025 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified:

2023 Meeting:

5(a) Shuhei Komatsu

	☐ FOR	☐ WITHHOLD

5(b) Mike Sayama

	☐ FOR	☐ WITHHOLD

2024 Meeting:

5(c) Taiji Ito

	☐ FOR	☐ WITHHOLD

5(d) Marehiko Yamada

	☐ FOR	☐ WITHHOLD

2025 Meeting:

5(e) Steve Iwamura

	☐ FOR	☐ WITHHOLD

(6)	The Incentive Plan Proposal — To consider and vote upon a proposal to adopt the AERWINS Technologies Inc. Equity Incentive Plan (the “Equity Incentive Plan”), a copy of which is attached to the proxy statement/prospectus as Annex C and the issuance of common stock equal to 15% of the fully diluted, and as converted, amount of New Pono common stock to be outstanding immediately following consummation of the business combination, or approximately shares of common stock as equity awards in accordance with the Equity Incentive Plan, if such plan is approved in accordance with this Incentive Plan Proposal.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of up to 60,000,000 newly issued shares of common stock in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Pono Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Pono Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, or the Nasdaq Proposal.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

STOCKHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the Common Stock of Pono owned by me. I further certify that I am not exercising Redemption Rights with respect to 15% or more of Pono Common Stock.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.